UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 8, 2021 (February 5, 2021)
Date of Report (date of Earliest Event Reported)

NEWTEK BUSINESS SERVICES CORP.
(Exact Name of Company as Specified in its Charter)

MARYLAND	814-01035	46-3755188
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

4800 T-Rex Avenue, Suite 120, Boca Raton, FL 33431
(Address of principal executive offices and zip code)

(212) 356-9500
(Company’s telephone number, including area code)

(Former name or former address, if changed from last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.02 per share	NEWT	Nasdaq Global Market LLC
6.25% Notes due 2023	NEWTI	Nasdaq Global Market LLC
5.75% Notes due 2024	NEWTL	Nasdaq Global Market LLC
5.50% Notes due 2026	NEWTZ	Nasdaq Global Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 5, 2021, Newtek Business Services Corp. (the “Company”) entered into an employment agreement with Nicholas Leger, Chief Accounting Officer. Under the Employment Agreement, Messr. Leger is entitled to a set base compensation of $275,000 for the twelve months ending March 15, 2022, cash bonuses pursuant to the Company’s Annual Cash Bonus Plan or by the action of the board of directors, and incentive compensation at the discretion of the Company’s Compensation, Corporate Governance and Nominating Committee. In addition, Messr. Leger is entitled to other benefits, such as participation in retirement and medical and other plans, executive benefits, and vacation and sick leave. The Employment Agreement provides for severance payments in the case of Messr. Leger being terminated without just cause, as defined therein, or of Messr. Leger resigning with good reason, as defined therein. Under the Employment Agreement, during the term of his employment, Messr. Leger agrees to devote substantially all of his business time to the Company and to not engage in any business or activity contrary to the business or affairs of the Company. The Employment Agreement also provides for additional payments in the event of a “Change of Control” (as defined therein). The Company agrees to indemnify Messr. Leger for any and all loss, expenses, or liability that he may incur as a result of his services for the Company.

Cash bonuses and incentive compensation are based on performance and will be determined during the term of the Employment Agreement and therefore cannot be disclosed as this time.
The foregoing description of the terms of the Employment Agreement is qualified in its entirety by the terms of the Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.      Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description

10.1	Employment Agreement by and between Newtek Business Services Corp. and Nicholas Leger dated as of February 5, 2021.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NEWTEK BUSINESS SERVICES CORP.

Date: February 8, 2021	By:	/S/ BARRY SLOANE
Barry Sloane
Chief Executive Officer, President and Chairman of the Board

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment Agreement by and between Newtek Business Services Corp. and Nicholas Leger dated as of February 5, 2021.